EXHIBIT 23.4
                                                                   ------------


                   [Letterhead of DeGolyer and MacNaughton]


                                  May 1, 2007



Nexen Inc.
801-7th Avenue S.W.
Calgary, AB
T2P 3P7

RE:    REGISTRATION   STATEMENT  ON  FORM  F-10  (FILE  NO.   333-125019)  (THE
       "REGISTRATION STATEMENT") OF NEXEN INC. (THE "CORPORATION")

Gentlemen:

       We hereby consent to the use of and reference to the name DeGolyer and MacNaughton under the heading "Experts" in the above-referenced Registration Statement and the inclusion of information derived from our four opinion letters dated January 24, 2007, in: (i) the Revised Annual Information Form of the Corporation dated April 2, 2007; (ii) the annual report of the Corporation on Form 10-K as filed with the United States Securities and Exchange Commission (the SEC) on February 26, 2007, as amended by the amended annual report of the Corporation on Form 10-K as filed with the SEC on April 2, 2007; and (iii) the Registration Statement.

                                                  Very truly yours,

                                                  /s/  DeGolyer and MacNaughton

                                                  DeGOLYER and MacNAUGHTON